EXHIBIT 10.2
Joinder Agreement for Registration Rights Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Registration Rights  Agreement (the “Agreement”) dated as of February 24, 2010, by and among SinoHub, Inc. (the “Company”) and the parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement).

Date: February 26, 2010

NAME OF INVESTING ENTITY

PARAGON CAPITAL LP

By:	/s/Alan P. Donenfeld
Name: Alan P. Donenfeld
Title: General Partner

ADDRESS FOR NOTICE

c/o:	Paragon Capital LP

Street:	110 East 59th Street, 29th Floor

City/State/Zip:	New York, NY 10022

Attention:	Alan P. Donenfeld

Tel:	212-593-3157

Fax:	212-202-5022

Email:	alan@paragonlp.com